SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Universal Electronics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Universal Electronics Inc. to be held on Wednesday, June 15, 2005 at 4:00 p.m., Pacific Daylight Time, at the offices of the Company, 6101 Gateway Drive, Cypress, California 90630. We urge you to be present in person or represented by proxy at this Meeting of Stockholders.

You will be asked to consider and vote upon the election of members of the Company’s Board of Directors and the ratification of the Board of Directors’ engagement of the Company’s independent registered public accountants for the year ending December 31, 2005. Details of these proposals and a description of the general business, directors and management of Universal Electronics are set forth in the accompanying Proxy Statement. The Board of Directors unanimously recommends that stockholders vote to approve all of the proposals.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date, and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.

On behalf of the Board of Directors and management of Universal Electronics Inc., we would like to thank you for all of your support.

Sincerely yours,

Paul D. Arling
Chairman and Chief Executive Officer

UNIVERSAL ELECTRONICS INC.
6101 Gateway Drive
Cypress, California 90630
714-820-1000
714-820-1010 Facsimile
www.uei.com

UNIVERSAL ELECTRONICS INC.
Corporate Headquarters:
6101 Gateway Drive
Cypress, California 90630

Notice of Annual Meeting of Stockholders
to be Held on Wednesday, June 15, 2005

The 2005 Annual Meeting of Stockholders of Universal Electronics Inc., a Delaware corporation (“Universal” or the “Company”), will be held on Wednesday, June 15, 2005 at 4:00 p.m., Pacific Daylight Time, at offices of the Company, 6101 Gateway Drive, Cypress, California 90630. Doors to the meeting will be open at 3:30 p.m.

The meeting will be conducted:

1.	To consider and to vote upon the following proposals (collectively, the “Proposals”), each of which is described in more detail in the accompanying Proxy Statement:

Proposal One: The election of Paul D. Arling as a Class I director to serve on the Board of Directors until the next Annual Meeting of Stockholders to be held in 2006 or until election and qualification of his successor;

Proposal Two: Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2005; and

2.	To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

Only stockholders of record at the close of business on April 15, 2005 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

April 28, 2005

Richard A. Firehammer, Jr. Senior Vice President, General Counsel and Secretary

Each Stockholder is Requested to Execute and Promptly Return the
Enclosed Proxy Card in the Enclosed Prepaid Envelope.

Introduction
Voting Rights and Proxy Information
Corporate Governance
PROPOSAL ONE: ELECTION OF DIRECTORS
Ownership of Company Securities
Summary Compensation Table for the Year Ended December 31, 2004
Compensation Committee Report on Executive Compensation
Performance Chart
PROPOSAL TWO: APPOINTMENT OF AUDITORS
Stockholder Proposals for 2005 Annual Meeting
Solicitation of Proxies
Form 10-K Annual Report
Appendix A
Appendix B

UNIVERSAL ELECTRONICS INC.
Proxy Statement
Annual Meeting of Stockholders

To be held on Wednesday June 15, 2005

Mailed On or About April 28, 2005

Introduction

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Universal Electronics Inc., a Delaware corporation (“Universal” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board” or the “Board of Directors”) from holders of record of the Company’s outstanding shares of common stock, par value $.01 per share (the “Company Common Stock”), as of the close of business on April 15, 2005 (the “Annual Meeting Record Date”) for use at the 2005 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 15, 2005, at 4:00 p.m. (Pacific Daylight Time) at the offices of the Company, 6101 Gateway Drive, Cypress, California 90630 and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 28, 2005. The world headquarters and principal executive offices of the Company are located at 6101 Gateway Drive, Cypress, California 90630.

Voting Rights and Proxy Information

Only holders of record of shares of Company Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Such holders of shares of Company Common Stock are entitled to one vote per share on any matter that may properly come before the Annual Meeting. The presence, either in person or by properly executed and delivered proxy, of the holders of a majority of the outstanding shares of Company Common Stock, as of the Annual Meeting Record Date, is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. Under Delaware law, shares of Company Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the director nominated pursuant to Proposal One. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote, or otherwise) as to Proposal One will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Thus, the withholding of a vote with respect to the election of any nominee for director will have the practical effect of a vote against that nominee.

Passage of Proposal Two and any other question or matter properly brought before the Annual Meeting requires the approval of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to any share will have the practical effect of a vote against Proposal Two or any other question or matter properly brought before the Annual Meeting. A broker non-vote with respect to any share will not affect the passage of Proposal Two or any other question or matter properly brought before the Annual Meeting, since the share is not considered present for voting purposes.

As of April 15, 2005, there were 13,547,103 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. The directors and executive officers of the Company intend to vote in accordance with the recommendations of the Board with respect to Proposals One and Two, as well as any other question or matter properly brought before the Annual Meeting.

All shares of Company Common Stock represented at the Annual Meeting by properly executed and delivered proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for any Proposal, such proxies will be voted in accordance with the recommendations of the Board as set forth herein with respect to such Proposal.

If a quorum is not present at the time the Annual Meeting is convened or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the stockholders. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Computershare Investor Services, LLC in its capacity as transfer agent for the Company (the “Transfer Agent”), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Computershare Investor Services, LLC, 2 North LaSalle Street, 3rd Floor, Chicago, IL 60602.

Corporate Governance

General

The Board believes that effective corporate governance is critical to the Company’s ability to create value for its stockholders and the Board has adopted policies intended to improve corporate governance. The Board will continue to monitor emerging developments in corporate governance and augment the Company’s policies and procedures when required or when the Board determines that such changes would benefit the Company and its stockholders. The Corporate Governance page of the Company’s website at www.uei.com provides access to the Company’s Corporate Governance Guidelines and the charters of the Board’s committees. To access the Corporate Governance page from the Company’s website home page at www.uei.com, select “About Us” at the top of the page, then select “Investor” from the menu that appears to go to the Investor page and finally select “Corporate Governance” on the Investor page. The Corporate Governance Guidelines and the charters may be accessed from the Corporate Governance page.

Corporate Governance Guidelines

The Board, acting on the recommendation of its Corporate Governance and Nominating Committee, has adopted corporate governance guidelines to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. These corporate governance guidelines are posted on the Corporate Governance page of the Company’s website at www.uei.com.

Committee Charters

The Board has three standing committees, as discussed below. Each of these committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, has adopted a written charter setting forth the purpose and responsibilities of the committee. The three charters are posted on the Company’s Corporate Governance page on its website at www.uei.com.

Code of Conduct

The Board has adopted a Code of Conduct that is applicable to all officers, directors and employees of the Company, including without limitation the Company’s principal executive officer, principal financial officer, principal accounting officer and controller. Any person subject to the Code of Conduct must avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, report all violations of the Code of Conduct and potential conflicts of interest and otherwise act with integrity and in the Company’s best interest. The Code of Conduct also includes procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Conduct complies with the requirements of NASD and the Sarbanes-Oxley Act of 2002. The Code of Conduct is posted on the Corporate Governance page of the Company’s website at www.uei.com. Any amendment to the Code of Conduct or waiver of its provisions with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or any director will be promptly posted on the Company’s website.

Director Independence Standards

The Board has adopted Director Independence Standards to assist in determining the independence of each director. In order for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with the Company. In each case, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships and such other criteria as the Board may determine from time to time. These Director Independence Standards are posted on the Corporate Governance page of the Company’s website at www.uei.com. The Board has determined that Messrs. Chahil, Henderson, Mulligan and Sparkman meet these standards and thus are independent and, in addition, satisfy the independence requirements of the NASDAQ Stock Market, Inc.

Communication with Directors

The Board has adopted a process by which shareholders and other interested parties may communicate with the Board, certain committee chairs or the non-management directors as a group by e-mail or regular mail. That process is described on the Corporate Governance page of the Company’s website at www.uei.com. Any communication by regular mail should be sent to Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630, to the attention, as applicable, of (i) Chair, Board of Directors; (ii) Chair, Audit Committee; (iii) Chair, Compensation Committee; (iv) Chair, Corporate Governance and Nominating Committee or (v) the Non-Management Directors, c/o Lead Director.

Stockholder Nominations for Director

The Board’s Corporate Governance and Nominating Committee (discussed below) actively seeks individuals to become Board members who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board, the Company and its stockholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in context of the whole Board and other nominees to the Board, in ensuring the success of the Company and representing stockholders’ interests. The Corporate Governance and Nominating Committee may employ professional search firms (for which it would pay a fee) to assist it in identifying potential Board members with the desired skills and disciplines.

The Corporate Governance and Nominating Committee will consider stockholder recommendations for nominations for director on the same basis and in the same manner as it considers recommendations for nominations for director from any other source. Any stockholder may submit a nomination in writing to the Secretary of the Company, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. Any stockholder recommendation must be received by January 11, 2006 for the election of directors at the 2006 Annual Meeting of Stockholders and must comply with the requirements of, and be accompanied by all the information required by, the Securities and Exchange Commission’s proxy rules and Article IV of the Company’s Amended and Restated By-laws (Article IV is included with this Proxy Statement as Appendix A).

PROPOSAL ONE: ELECTION OF DIRECTORS

General

The number of directors is presently set at nine and is divided into two classes. Five directors currently are serving; one is a Class I Director and four are Class II Directors, and there are four vacancies. The current Board vacancies were created by resignations in 1998, 1999 and 2002. The Company is retaining these vacancies to accommodate additional qualified directors who come to the attention of the Board. A director who is an employee of the Company and/or any subsidiary serves as a Class I Director and is elected each year at the Annual Meeting of Stockholders to serve a one-year term. A director of the Company who is not an employee serves as a Class II Director and is elected every even-numbered year at the Annual Meeting of Stockholders to serve a two-year term. The term of the sole Class I Director expires at this year’s Annual Meeting. The Board has nominated and recommends the reelection of Mr. Arling as a Class I Director for a one-year term expiring at the 2006 Annual Meeting of Stockholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Arling.

If elected, Mr. Arling has consented to serve as a director of the Company for a one-year term, and until a successor is elected and qualified. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner intended to ensure the election of Mr. Arling. However, consistent with their authority, the proxy holders will determine the specific nominees for whom to vote, and in no event will they vote to fill more than one position. Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board. Information with respect to the nominee is set forth below.

Nominees for Election as Class I Directors

Paul D. Arling Chairman and Chief Executive Officer Director since 1996 Age: 42	Mr. Arling is Chairman and Chief Executive Officer of the Company. He has held the positions of Chairman since July 2001 and Chief Executive Officer since October 2000. He was the Company’s President from September 1998 until May 2001 when Robert P. Lilleness was hired as the Company’s President and Chief Operating Officer. He was the Company’s Chief Operating Officer from September 1998 until his promotion to Chief Executive Officer in October 2000. He was the Company’s Senior Vice President and Chief Financial Officer from May 1996 until August 1998. Prior to joining the Company, from 1993 through May 1996, he served in various capacities at LESCO, Inc. (a manufacturer and distributor of professional turf care products) with the most recent being Acting Chief Financial Officer. At the 2004 Annual Meeting of Stockholders, Mr. Arling was reelected as a Class I Director of the Company to serve until the 2005 Annual Meeting of Stockholders.

Vote Required

Approval of the election of the nominee is subject to the affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
A VOTE FOR THE FOREGOING NOMINEE AS DIRECTOR OF THE COMPANY.

Continuing Class II Directors

Satjiv S. Chahil Director since August 19, 2002 Age: 54	Mr. Chahil is Advisor to the CEO of PalmOne, Inc. (a manufacturer and marketer of handheld computing and mobile and wireless Internet solutions), which position he has held since June 2002. Prior to that, from March 2001 to July 2001, he was Interim Chief Operating Officer of Palm Solutions (a division of Palm, Inc.) and from March 2000 to June 2002, he was Chief Marketing Officer of Palm, Inc. Prior to that, from March 1999 to March 2000, he was Chief Marketing Officer of Newbridge Networks, Inc. (an ATM technology networks company). Prior to that, from May 1997 to March 2000, he served as a consultant to Sony Corporation. Mr. Chahil became a Class II Director of the Company on August 19, 2002 when he was appointed by the Board to fill one of the vacancies that had existed since late 1998. At the 2004 Annual Meeting of Stockholders, Mr. Chahil was elected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

Bruce A. Henderson Director since 1996 Member: Audit Committee (Chairman) Compensation Committee Age: 56	Since May 2004, Mr. Henderson has served as Chairman and Chief Executive Officer of Imation Corp (a manufacturer and supplier of magnetic and optical removable data storage media). Prior to joining Imation, from November, 2001, Mr. Henderson served as Chief Executive Officer at Edgecombe Holdings, LLC (a private investment company). In February 1999 through November 2001, he served as Chief Executive Officer of Invensys Controls, a division of Invensys PLC. From 1995 until February 1999, Mr. Henderson served as President of Siebe Appliance Controls, where he led work on embedded-software controls. At the 2004 Annual Meeting of Stockholders, Mr. Henderson was reelected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

William C. Mulligan Director since 1992 Member: Audit Committee Corporate Governance and Nominating Committee (Chairman) Age: 52	Mr. Mulligan is a Managing Partner with Primus Venture Partners (a Cleveland-based venture capital partnership), which position he has held since 1987. At the 2004 Annual Meeting of Stockholders, Mr. Mulligan was reelected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

J. C. Sparkman Director since 1998 Member: Compensation Committee (Chairman) Audit Committee Corporate Governance and Nominating Committee Age: 72	Mr. Sparkman served as Executive Vice President and Chief Operating Officer of Tele-Communications, Inc. (“TCI”) from 1987 until his retirement in 1995. He is a director of Shaw Communications, Inc. and Broadband Services Inc. At the 2004 Annual Meeting of Stockholders, Mr. Sparkman was elected as a Class II Director of the Company to serve until the 2006 Annual Meeting of Stockholders.

Meetings and Committees of the Board of Directors

The Board is responsible for establishing broad corporate policies and for the overall performance of the Company. Generally, directors discharge their responsibilities at Board and committee meetings. During 2004, the Board met seven times and acted once by unanimous written consent. No director attended less than 75% of the number of meetings of the Board and the committees on which he served during 2004. The Company encourages each director to attend each annual meeting of stockholders. Since attendance by our stockholders at these meetings has historically been via proxy and not in person, the Company’s outside directors have not regularly attended these meetings. At the 2004 annual meeting of stockholders, no stockholder attended in person and only one director was present.

The Board appoints committees to help carry out its duties. Board committees work on important issues in greater detail than would be possible at a full meeting of the Board. The Board has three standing committees: (i) Audit, (ii) Compensation, and (iii) Corporate Governance and Nominating. The members of each committee are appointed by the Board and serve at its discretion. The members of each committee are appointed by the Board and serve at its discretion. A majority at each of the committees constitutes a quorum, and the acts of a majority of the members present, or acts approved in writing by all of the members, are acts of any of the respective committees. Only independent directors serve on the Audit, Compensation and Corporate Governance and Nominating Committees.

Audit Committee. During 2004, the members of the Audit Committee were Mr. Henderson (Chairman of the Committee), Mr. Mulligan, and Mr. Sparkman, none of whom was an officer or employee of the Company or any of its subsidiaries. Each member of the Audit Committee was independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. Mr. Mulligan is a financial expert. No member of the Audit Committee receives any compensation from the Company, except fees for service as a Director.

The Audit Committee’s functions include meeting with the Company’s independent registered public accounting firm and management representatives, making recommendations to the Board regarding the appointment of the independent registered public accounting firm, approving the scope of audits and other services to be performed by the independent registered public accounting firm, establishing pre-approval policies and procedures for all audit, audit-related, tax, and other fees to be paid to the independent registered public accounting firm, considering whether the performance of any professional service by the registered public accountants could impair their independence, and reviewing the results of external audits, the accounting principles applied in financial reporting, and financial and operational controls. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Corporate Governance page of the Company’s website at www.uei.com.

During the year 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management at each regularly scheduled Committee meeting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005. In addition, the independent registered public accountants have unrestricted access to the Audit Committee and vice versa. During 2004, the Audit Committee met five times.

The following table sets forth fees billed to the Company for the years ended December 31, 2004 and 2003 by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”):

	For the year ended
	12/31/2004	12/31/2003
Audit Fees (1)	$1,075,000	$287,000
Audit-related Fees (2)	31,000	—
Tax Fees (3)	54,000	272,000
All Other Fees (4)	—	118,000

	$1,160,000	$677,000

(1)	Includes fees for professional services rendered for the audit of the Company’s consolidated financial statements, the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control, reviews of interim financial statements included in quarterly reports of Form 10-Q and services that are normally provided by the Company’s independent registered public accounting firm in connection with the Company’s Statuatory and regulatory filings.

(2)	Due diligence services performed related to the acquisition of SimpleDevices Inc. in 2004.

(3)	Reflects fees for professional services rendered for assistance in preparation of our estimated tax payments, extensions, research and development credit analysis and transfer pricing studies during our transition to a new professional service firm.

(4)	“All Other Fees” is composed primarily of permitted non-audit services for a foreign subsidiary in 2003.

In making its determination regarding the independence of PricewaterhouseCoopers LLP (“PwC”), the Audit Committee considered whether the services described under “All Other Fees” were compatible with maintaining the independence of PwC. All audit, tax, and other services were pre-approved by the Audit Committee for engagements after May 6, 2003. The Audit Committee Report is included as Appendix B to this Proxy Statement.

Compensation Committee. During 2004, the members of the Compensation Committee were Mr. Sparkman (Chairman of the Committee) and Mr. Henderson, neither of whom was an officer or employee of the Company or any of its subsidiaries. Both members of the Compensation Committee were independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Compensation Committee functions include making recommendations to the Board on policies and procedures relating to executive officers’ compensation and various employee stock plans and approving individual salary adjustments and stock awards in those areas. The Compensation Committee also makes recommendations regarding the compensation of our directors. During 2004, the Compensation Committee met three times. A copy of the Compensation Committee Charter is available on the Corporate Governance page of the Company’s website at www.uei.com.

Corporate Governance and Nominating Committee. During 2004, the members of the Corporate Governance and Nominating Committee were Mr. Mulligan (Chairman of the Committee) and Mr. Sparkman, neither of whom was an officer or employee of the Company or any of its subsidiaries. Both members of the Corporate Governance and Nominating Committee were independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc.

The Corporate Governance and Nominating Committee consider Board nominees to the extent permitted under, and made pursuant to the procedures established by, Article IV of the Company’s Amended and Restated By-laws. Procedures for stockholder nominations are discussed above under the caption “Corporate Governance — Stockholder Nominations for Director.”

The Corporate Governance and Nominating Committee also fulfills an advisory function with respect to a range of matters affecting the Board and its committees, including making recommendations with respect to qualifications of director candidates, the selection of committee assignments and chairs, and related matters affecting the functioning of the Board. During 2004, the Corporate Governance and Nominating Committee did not meet, but acted once by unanimous consent. A copy of the Corporate Governance and Nominating Committee Charter is available on the Corporate Governance page of the Company’s website at www.uei.com.

Compensation of Directors

In April 2002, the Board approved a compensation plan for outside directors as recommended by the Compensation Committee (the “2002 Directors Compensation Plan”). Under the 2002 Directors Compensation Plan, based on an analysis from an outside consultant, each outside director is paid a $25,000 cash retainer annually and is granted an option to purchases shares of Company Common Stock with a market value of approximately $75,000. The plan has a life of ten years.

Pursuant to the 2002 Directors Compensation Plan, in April 2002 each director was granted an option to purchase 6,000 shares of Company Common Stock, with an exercise price of $16.38 per share (based on the average of the high and low selling price of Company Common Stock on the date of grant); the option vests ratably over three years from the date of grant.

Pursuant to the 2002 Directors Compensation Plan, in January 2003 each director was granted an option to purchase 13,900 shares of Company Common Stock, with an exercise price of $9.825 per share (based on the average of the high and low selling price of Company Common Stock on the date of grant); the option vests ratably over three years from the date of grant.

Pursuant to the 2002 Directors Compensation Plan, in January 2004 each director was granted an option to purchase 10,714 shares of Company Common Stock (subject to reduction as described in the next paragraph), with an exercise price of $12.92 per share (based on the average of the high and low selling price of Company Common Stock on the date of grant); the option was to vest ratably over three years from the date of grant.

In June 2004, stockholders adopted the 2004 Directors Compensation Plan, and the 2002 Directors Compensation Plan was terminated effective June 30, 2004. As a result of this termination, the annual cash retainer paid to each outside director for 2004, under the 2002 Directors Compensation Plan, was reduced to $12,500, and the number of shares underlying the options granted to each outside director in January 2004 was reduced to 5,357; in each case, the reduction reflected a proration for six months of 2004 during which the 2002 Directors Compensation Plan was in effect.

The 2004 Directors Compensation Plan provides that each director receives annually a $25,000 cash retainer, a fee of $1,500 for each board meeting attended in excess of four each year, a fee of $1,000 for each committee meeting attended, a fee of $10,000 for each committee chaired and an award of 5,000 shares of Company Common Stock; the stock awards vest ratably each quarter. For 2004, these amounts were prorated for the six months of the year 2004 in which the plan was in existence.

Directors who are also officers of the Company receive no additional compensation for their services as directors. All directors are reimbursed for travel expense and other out-of-pocket costs incurred in attending meetings.

Ownership of Company Securities

The Company Common Stock is the only outstanding class of equity security of the Company. Ownership as of March 31, 2005 of the Company Common Stock by directors, nominees, each executive officer named in the Executive Compensation tables below, as well as by all directors and executive officers of the Company as a group, and to the Company’s knowledge, beneficial holders of more than five percent of the Company Common Stock, is as follows:

	Shares of		% of Shares
	Common Stock		Outstanding as
	Beneficially Owned		of
Name and Address (1)	As of March 31, 2005		March 31, 2005
Directors and Nominees
Paul D. Arling	545,300	(2)	3.26%
Satjiv S. Chahil	26,282	(3)	*
Bruce A. Henderson	70,785	(4)	*
William C. Mulligan	59,085	(5)	*
J.C. Sparkman	117,665	(6)	*

Non-Director Executive Officers
Robert P. Lilleness	263,500	(7)	1.58%
Paul J. M. Bennett	120,200	(8)	*
John S. Ames	53,750	(9)	*
Bernard J. Pitz	17,500	(10)	*

All Directors and Executive Officers as a Group (10 persons)	1,379,067	(11)	8.25%

Beneficial Owners of More than 5% of the Outstanding

	Shares of		% of Shares
	Common Stock		Outstanding as
	Beneficially Owned		of
Name and Address (1)	As of March 31, 2005		March 31, 2005
Eagle Asset Management, Inc.	1,414,133	(12)	10.42%
Olstein & Associates, L.P.	997,000	(13)	7.34%
The Olstein Funds	909,700	(14)	6.70%

*	Less than one percent.

(1)	Except as otherwise indicated, the address for all persons shown on this table is c/o the Company, 6101 Gateway Drive, Cypress, California 90630. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, to the knowledge of the Company, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by that stockholder.

(2)	Includes 532,800 subject to options exercisable within 60 days. Also includes 1,000 shares held by Mr. Arling’s wife as to which Mr. Arling disclaims beneficial ownership.

(3)	Includes 12,532 shares subject to options exercisable within 60 days.

(4)	Includes 37,053 shares subject to options exercisable within 60 days.

(5)	Includes 37,053 shares subject to options exercisable within 60 days.

(6)	Includes 37,053 shares subject to options exercisable within 60 days.

(7)	Includes 257,500 shares subject to options exercisable within 60 days.

(8)	Includes 95,000 shares subject to options exercisable within 60 days.

(9)	Includes 53,750 shares subject to options exercisable within 60 days.

(10)	Includes 17,500 shares subject to options exercisable within 60 days.

(11)	Includes 1,185,241 shares subject to options exercisable within 60 days.

(12)	As reported on Schedule 13G as filed on February 10, 2005 with the Securities and Exchange Commission by Eagle Asset Management, Inc., a Florida corporation, with its principal business office at 880 Carillon Parkway, St. Petersburg, Florida 33716.

(13)	As reported on Schedule 13G/A as filed on February 11, 2005 with the Securities and Exchange Commission by Olstein & Associates, L.P., a New York limited partnership, with its principal business office at 4 Manhattanville Road, Purchase, New York 10577.

(14)	As reported on Schedule 13G/A as filed on February 11, 2005 with the Securities and Exchange Commission by The Olstein Funds, a Delaware investment company, with its principal business office at 4 ManhattanvilleRoad, Purchase, New York 10577

Executive Officer Compensation

Summary of Compensation

Table I below sets forth a summary of the compensation paid by the Company to its chief executive officer and the four additional most highly compensated executive officers of the Company (“Named Executive Officers”).

TABLE I

Summary Compensation Table for the Year Ended December 31, 2004

					Long Term
		Annual		Other	Compensation
		Compensation (1)		Annual	Awards	All Other
		($)		Compensation	(#)	Compensation ($)
Name and Principal Position	Year	Salary	Bonus (2)	($)	Stock Options (3)	(4)
Paul D. Arling	2004	$420,000	$504,000	—	80,000	$40,311
Chairman and Chief Executive	2003	424,531	$283,100	—	—	6,000
Officer	2002	312,287	—	—	160,000	5,500

Robert P. Lilleness	2004	300,000	300,000	—	50,000	20,040
President and Chief Operating	2003	304,155	171,000	—	—	6,000
Officer	2002	265,486	—	—	210,000	5,500

Bernard J. Pitz	2004	250,000	200,000	—	40,000	24,492
Senior Vice President, Chief	2003	26,623	13,100	—	30,000	120,316
Financial Officer and	2002	—	—	—	—	—
Treasurer

					Long Term
		Annual		Other	Compensation
		Compensation (1)		Annual	Awards	All Other
		($)		Compensation	(#)	Compensation ($)
Name and Principal Position	Year	Salary	Bonus (2)	($)	Stock Options (3)	(4)
Paul J. M. Bennett	2004	267,490	160,521	38,595	40,000	15,631
Senior Vice President and	2003	220,466	112,488	30,000	—	13,000
Managing Director, Europe	2002	175,000	—	28,000	20,000	5,200

John S. Ames	2004	200,000	160,000	—	15,000	133,824
Senior Vice President of	2003	191,417	91,100	—	—	6,000
Sales and Marketing	2002	166,588	—	—	30,000	5,500

(1)	Excludes certain perquisites and other amounts that for any executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	Bonus includes the amount of cash bonus earned during the relevant year. Actual pay out of bonuses occurred in the following year.

(3)	Awards referenced above represent options to purchase shares of the Company Common Stock granted during the relevant year.

(4)	For 2004, All Other Compensation was composed of the following items:

				Grossed-UP Payment	Gross-Up for Taxes
	401(k)	Pension	Gain from	for Interest and	Related to Key
	Company	and Medical	Stock Option	Taxes Related to	Person Life
	Contributions	Premiums	Exercise	Secured Note	Insurance Policy	Totals
Paul D. Arling	$6,500	$11,161	—	$11,035	$11,615	$40,311
Robert P. Lilleness	6,500	9,110	—	—	4,430	20,040
Bernard J. Pitz	6,500	11,161	—	—	6,831	24,492
Paul J. M. Bennett	—	15,631	—	—	—	15,631
John S. Ames	6,500	12,740	113,152	—	1,432	133,824

Stock Options and Stock Appreciation Rights

Grant of Stock Options. The following table sets forth details regarding stock options granted to the Named Executive Officers in 2004. The Company has never granted stock appreciation rights. In addition, in accordance with Securities and Exchange Commission (“SEC”) rules, the table shows the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

TABLE II

Stock Option Grants During The Year Ended December 31, 2004

					Potential realizable value at
					Assumed Annual Rates of
					Stock Appreciation for the
	Stock Options	% of Total Options			Option Term (4)
	Granted (1), (5)	Granted to	Exercise price (2)		($)
	(#)	Employees in 2004	($/Share)	Expiration Date (3)	5%	10%
Paul D. Arling	80,000	11.39%	$12.58	3/24/2014	$632,920	$1,603,942
Robert P. Lilleness	50,000	7.12%	12.58	3/24/2014	395,575	1,002,464
Paul J.M. Bennett	40,000	5.69%	12.58	3/24/2014	316,460	801,971
John S. Ames	15,000	2.14%	12.58	3/24/2014	118,672	300,739
Bernard J. Pitz	40,000	5.69%	12.58	3/24/2014	316,460	801,971

(1)	Under its various stock incentive plan, the Company may grant to eligible employees non-qualified stock options. During 2004, the Company granted a total of 702,000 options to employees.

(2)	Under all stock option plans, the option purchase price is equal to the fair market value at the date of the grant.

(3)	If an optionee ceases to be an employee, other than by reason of death or disability, while holding an exercisable option, the option will generally terminate if not exercised within the following 90 to 180 days (depending upon the Plan from which the option is granted). If the optionee’s employment ceases without “cause” or as a result of a “constructive termination”, each as defined in the Plan, all options shall be immediately exercisable and, if the optionee’s employment ceases within 18 months to two years (depending upon the Plan from which the option is granted) of such constructive termination, then the optionee shall be permitted to exercise the options at any time until the expiration of the option in accordance with its original term. Stock options are not transferable except that under all Plans if an optionee dies while an employee of the Company or within one year after becoming disabled, a legal representative or legatee may exercise the option, to the extent not already exercised, at any time up to one year from the date of death or, if shorter, the expiration of the option in accordance with its original term.

(4)	In accordance with SEC rules, these columns show gains that might exist for the respective options, assuming the market price of the Company’s Stock appreciates from the date of the grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of the exercise, realized value to the named officers from these options will be zero. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

(5)	Options were granted pursuant to various Universal Electronics Inc. incentive stock plans and vest over four years on the anniversary date of the grant at a rate of 25% per year and have ten-year terms.

Aggregated Stock Option Exercises and Year-End Values. Table III below sets forth, on an aggregated basis, information regarding the exercise during 2004 of options to purchase Company Common Stock by the Company’s Named Executive Officers and the value on December 31, 2004 of all unexercised stock options held by such individuals.

TABLE III

Aggregated Stock Option Exercises and Year-End (December 31, 2004)
Stock Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Stock		In-the-Money Stock Options
	Acquired on	Value	Options at Year End		at Year End (1)
	Exercise	Realized	(#)		($)
Name	#	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul D. Arling	—	—	492,800	160,000	$3,845,440	$832,400
Robert P. Lilleness	—	—	198,750	186,250	$734,850	$985,850
Paul J. M. Bennett	—	—	82,500	50,000	$685,561	$254,650
John S. Ames	8,750	$113,152	45,000	30,000	$193,630	$137,250
Bernard J. Pitz	—	—	7,500	62,500	44,475	$334,225

Total	8,750	$113,152	926,550	508,750	$6,081,706	$2,648,425

(1)	Based on a per share price for Company Common Stock of $17.60, which reflects the closing price of the Company’s Common Stock as reported on The NASDAQ Stock Market on December 31, 2004.

Employment Agreements

Mr. Arling. In August 2000, the Company and Mr. Arling entered into an employment agreement with an initial term of two years commencing on October 1, 2000 and ending on September 30, 2002. The agreement was extended for one year until September 30, 2003. In April 2003, the parties entered into a new employment agreement with a three-year term that, unless terminated by either party in accordance with the terms of the agreement, automatically renews for successive one-year terms. The new agreement provides that, during the term of the agreement, Mr. Arling is to (i) devote his full working time and energy to the Company, (ii) refrain from disclosing and/or using any of the Company’s trade secrets and proprietary information, and (iii) during the term of the agreement and for a period of two (2) years thereafter, refrain from soliciting certain of the Company’s large customers or any key employees. The new agreement also provided that retroactive to January 1, 2003, Mr. Arling’s annual base salary increased to $420,000 (an increase of 5% over his annual base salary at that time), with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Compensation Committee in accordance with plans and policies established by that committee. Mr. Arlings' 2004 base salary of $420,000 was not increased for 2005. Mr. Arling may earn an annual bonus payable at or near the end of each fiscal year in an amount equal to a percentage of his base salary in accordance with the method established by the Compensation Committee (see “Compensation Committee Report on Executive Compensation — Annual Bonus Incentives”). Mr. Arling received an annual bonus of $504,000 for 2004. The agreement also permits the Company to award a discretionary bonus to Mr. Arling as determined by the Compensation Committee. Mr. Arling did not receive a discretionary bonus in 2004. The agreement further provides for the grant of options to acquire shares of Company Common Stock as determined by the Compensation Committee. Mr. Arling received stock option grants during 2004 to acquire up to 80,000 shares of Company Common Stock (see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Common Stock Incentives”).

The new agreement did not modify the $200,000 non-recourse interest bearing secured loan provided to Mr. Arling by the earlier agreement. The loan was used by Mr. Arling for the acquisition of his primary residence in Southern California. The loan bears interest at the rate of 5.28% per annum, which interest is payable annually to the Company on each December 15th. The loan is secured by the primary residence purchased by Mr. Arling, and the principal is payable on the earlier of (i) December 15, 2007, (ii) within twelve (12) months following a demand from the Company if Mr. Arling shall cease (for whatever reason) being an employee of the Company or upon the occurrence of an Event of Default (as such term is defined in the promissory note evidencing the loan) or (iii) on the closing of a sale or transfer by Mr. Arling or his spouse of all or any part of his and/or her primary residence in Southern California that secures the loan, including without limitation any sale or transfer of any interest therein (including any beneficial interest therein) without the Company’s prior written consent, which consent will not be unreasonably withheld. Also, in accordance with the new agreement, Mr. Arling receives a grossed-up payment to assist him in payment of interest on the loan and certain amounts of his taxes resulting from this payment. As of March 31, 2005, the entire principal amount of $200,000 was owed by Mr. Arling to the Company. The agreement further entitles Mr. Arling to participate in benefits plans of the Company in effect from time to time and for other customary benefits.

If during the term of the agreement Mr. Arling should resign for “good reason” (as such term is defined in the agreement), Mr. Arling will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefits plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a “Change in Control,” as such term is defined in the agreement).

Mr. Robert P. Lilleness. On May 14, 2001, the Company and Mr. Lilleness entered into an employment agreement with an initial term of approximately one year commencing on May 14, 2001 and ending on May 31, 2002. The agreement was extended for one year until May 31, 2003. In April 2003, the parties entered into a new employment agreement with a three-year term that, unless terminated by either party in accordance with the terms of the agreement, automatically renews for successive one-year terms. The new agreement provides that Mr. Lilleness is to be employed as the Company’s President and Chief Operating Officer and, during the term of the agreement, is to
(i) devote his full working time and energy to the Company, (ii) refrain from disclosing and/or using any of the Company’s trade secrets and proprietary information, and (iii) during the term of the agreement and for a period of two (2) years thereafter, refrain from soliciting certain of the Company’s customers and/or competitors or any key employees. The agreement also sets Mr. Lilleness’ annual base salary at $300,000, unchanged from November 2002, with the opportunity to receive increases (but not decreases) in such annual salary as determined and set by the Compensation Committee in accordance with plans and policies established by that committee.

Mr. Lilleness's base salary of $300,00 was not increased for 2005. Mr. Lilleness may earn an annual bonus payable at or near the end of the each fiscal year in an amount equal to a percentage of his base salary in accordance with the method established by the Compensation Committee (see “Compensation Committee Report on Executive Compensation — Annual Bonus Incentives”). Mr. Lilleness received an annual bonus of $300,000 for 2004. The agreement also permits the Company to award a discretionary bonus to Mr. Lilleness as determined by the Compensation Committee. Mr. Lilleness did not receive a discretionary bonus in 2004. The agreement further provides for the grant of options to acquire shares of Company Common Stock as determined by the Compensation Committee. Mr. Lilleness received stock option grants during 2004 to acquire up to 50,000 shares of Company Common Stock (see “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Common Stock Incentives”). The agreement further entitles Mr. Lilleness to participate in benefit plans of the Company in effect from time to time and for other customary benefits.

If during the term of the agreement Mr. Lilleness should resign for “good reason” (as such term is defined in the agreement), Mr. Lilleness will receive salary, bonus, other incentive compensation and perquisites, and may continue to participate in Company benefits plans, for an 18-month period following such resignation (twenty-four (24) months if such resignation is due to a “Change in Control” as such term is defined in the agreement).

Mr. Paul J.M. Bennett. On June 16, 1996, the Company’s subsidiary, Universal Electronics B.V. (formerly known as One For All, B.V.), entered into an employment agreement with Mr. Bennett. The Company believes that the agreement contains terms and provisions that are typical of these types of agreements in The Netherlands. Mr. Bennett’s compensation is split among the various Universal Electronics B.V. subsidiaries for which Mr. Bennett devotes his time. By the agreement, Mr. Bennett receives a base salary (paid in euros), which may be increased as determined and set by the Compensation Committee in accordance with plans and policies established by that committee. Mr. Bennett’s 2004 base salary of €213,480 was not increased for 2005. By the agreement, Mr. Bennett is entitled to earn an annual bonus payable at or near the end of the Company’s fiscal year in an amount equal to a percentage of his base salary, provided that certain earnings targets are met. Mr. Bennett received an annual bonus of €128,100 for 2004. The agreement further entitles Mr. Bennett to receive use of a Company-paid automobile, participate in benefits plans of the Company in effect from time to time and for other customary benefits. Mr. Bennett has also received a salary continuation agreement from the Company (see “Salary Continuation Agreements” below).

Salary Continuation Agreements. Messrs. Ames, Bennett, Firehammer and certain officers of the Company have salary continuation agreements with the Company (each, an “SCA”). Each SCA takes effect upon the occurrence of certain triggering events (as defined in the agreements). When effective, each SCA operates as an employment agreement providing for a term of employment with the Company for a period ranging from twelve (12) to eighteen (18) months (twenty-four (24) to thirty-six (36) months in the event of a hostile acquisition). In addition, each SCA provides that the executive or officer would receive increases in salary and bonuses during the term of the SCA in accordance with the Company’s standard policies and practices; however, in no event would such base salary and bonus be less than the base salary and bonus such executive or officer received in the year immediately preceding the effective date of the SCA. Further, each SCA provides that the executive or officer will be entitled to receive stock option grants and to otherwise participate in the Company’s incentive compensation and benefits plans and other customary benefits programs in effect from time to time, but in no event would such participation be less than that provided such executive or officer immediately prior to the effective date of the SCA.

Under each SCA, if the Company terminates the executive’s or officer’s employment for reasons other than the executive’s or officer’s death or disability or for “cause” (as such term is defined in each SCA) or the executive or officer resigns for “good reason” (as such term is defined in each SCA, which definition includes resigning in connection with the occurrence of a change in control), the executive or officer would receive, in one lump sum, an amount equal to salary, bonus and other incentive compensation (including the cash value of all options held by such executive or officer, as options become immediately fully vested on the executive’s or officer’s termination or resignation date) and to continue all health, disability and life insurance benefits for periods ranging from twelve (12) to eighteen (18) months (twenty-four (24) to thirty-six (36) months in the event of a hostile acquisition) following such termination or resignation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Messrs. Sparkman and Henderson, neither of whom was an officer or employee of the Company or any of its subsidiaries during the last completed fiscal year or formerly an officer of the Company or any of its subsidiaries. Neither of these directors had any business or financial relationships with the Company requiring disclosure in this Proxy Statement.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and certain of its officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and The NASDAQ Stock Market. Such persons are further required to furnish the Company with copies of all such forms they file. Based solely on the Company’s review of the copies of such forms it has received, the Company has determined that all of the filings required to be filed pursuant to Section 16(a) have been filed, but that Mr. Arling was delinquent with one Form 4 filing with respect to reporting two stock option grants from the Company, Mr. Lilleness was delinquent with one Form 4 filing with respect to reporting two stock option grants from the Company, Mr. Pitz was delinquent with one Form 4 filing with respect to reporting one stock option grant from the Company and was delinquent with his initial filing on Form 3 with respect to reporting his becoming a reporting person of the Company and the initial stock option grant from the Company, Mr. Ames was delinquent with two Form 4 filings with respect to reporting one sale of Company’s common stock and two exercises of stock option grants, Mr. Richard A. Firehammer, Jr., was delinquent with one Form 4 filing with respect to reporting two stock issuances from the Company to him pursuant to the Company’s 2002 Directors Compensation Plan and was delinquent with his initial filing on Form 3 with respect to reporting his becoming a reporting person of the Company, Mr. Henderson was delinquent with two Form 4 filings with respect to reporting 13 stock issuance from the Company to him pursuant to the Company’s 2001 Directors Compensation Plan and 3 stock option grants from the Company, Mr. Mulligan was delinquent with two Form 4 filings with respect to reporting 13 stock issuances from the Company to him pursuant to the Company’s 2001 Directors Compensation Plan and 3 stock option grants from the Company, and Mr. Sparkman was delinquent with three Form 4 filings with respect to reporting 14 stock issuances from the Company to him pursuant to the Company’s 2001 Directors Compensation Plan and 3 stock option grants from the Company. These delays were the result of new personnel hired during 2004 and the implementation of a new software package and systems that track stock and stock option transactions of the Company’s directors and executive officers. The Company believes that it has rectified the problems causing the delays in filing the Section 16(a) reports as experienced during 2004.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors met three times in 2004. The members of the Committee are Mr. Sparkman (Chairman of the Committee) and Mr. Henderson. The Committee recommends compensation arrangements for the Company’s executive officers and the Company’s Directors and administers its various stock incentive plans.

The Compensation Committee will review the compensation policies of the Company throughout the coming year, particularly in light of the uncertainties surrounding expensing equity-based components of executive compensation packages. All compensation actions taken during 2004 were consistent with principles previously established by the Board of Directors. These principles include building a strong relationship between stockholder return and executive and Director compensation, providing incentives to achieve both near and long-term goals, and providing an overall level of remuneration that is fair and reflective of performance. The chief executive officer and other executive officers are not present at the meetings unless requested by the Committee. Further, consistent with past practice, the Board has decided that management of the Company should make decisions with respect to the compensation of all employees, other than the chief executive officer and other executive officers of the Company.

Compensation Philosophy and Program. In administering executive officer compensation, the Compensation Committee’s objective is to establish a total pay program for the Company that appropriately balances compensation costs with salaries and incentives sufficient to retain and motivate key executives. The chief executive officer presents proposals and recommendations on executive officer compensation to the Committee for its review and evaluation. For 2005, the Compensation Committee used data from an independently hired compensation consultant, internal information and criteria from other independent sources to establish compensation targets that reflect overall and individual executive officer compensation history, the Company’s recent and planned performance and, to the extent available, data reflecting compensation practices of companies who are competitors of the Company (the “Compare Group”). The Compare Group included members of the Company’s Peer Group and private companies. However, because the Company found that the companies comprising the Compare Group were substantially larger than the Company, the Compensation Committee discounted such comparison data and relied more on internal information and criteria in establishing its overall pay program for the executive officers. The Committee believes that the method it has employed in establishing executive compensation appropriately reflects the labor market for Company executives.

Base Salary. Base salaries are determined from an assessment of various factors including position, tenure, experience, salary history and individual performance. This assessment is generally subjective, not subject to weightings or formulas and only considers Compare Group data to the extent available and believed by the Compensation Committee to be helpful. Individual base salary increases reflect what the Compensation Committee believes to be fair and appropriate after considering the subjective factors, an assessment of the Company’s current and projected labor costs and the data it receives from independent sources. In reviewing this data, including the Company’s financial performance for the year ended December 31, 2004, the Committee reassessed the base salaries of each of Mr. Arling and the other executive officers and determined that Mr. Arling would not receive an increase in his per annum base salary for 2005. The Committee also determines that none of the other Named Executive Officers (some of whom also have employment agreements with the Company or its subsidiaries – see “Employment Agreements”) would receive increases in their respective base salary for 2005.

Annual Bonus Incentives. The Committee believes that incentives help motivate attainment of annual objectives, including the Company’s performance relative to that year’s plan and the individual performance of each executive officer. Based in part on data provided by the Company that was obtained from internal and independent sources, the Compensation Committee has established a method for determining bonuses for the Company’s executive officers, including the chief executive officer, utilizing a combination of financial and strategic goals. These goals contain both objective and subjective components and, based upon the level at which those goals are achieved, each executive officer is paid a bonus equal to a percentage of the executive’s base salary. For the chief executive officer, the percentage ranges between 30% and 120% of his base salary as of year-end. For each other executive officer, the percentage ranges between 20% and 100% of the executive’s base salary as of year-end. In certain circumstances, an additional bonus may be awarded if the Compensation Committee determines that an executive officer’s individual performance warrants such award. Based on the financial performance of the Company during 2004, Mr. Arling received a bonus of $504,000 and the other Named Executive Officers received bonuses for 2004 ranging from $160,000 to $300,000. The bonuses were paid in the first quarter of 2005. Also during 2004, none of the Named Executive Officers, including Mr. Arling, received a discretionary bonus.

Common Stock Incentives. In addition to the Company’s 401K and Profit Sharing Plan, the Company, through its various stock incentive plans, may grant options to purchase Company Common Stock, stock appreciation rights or phantom stock awards to executive officers and employees of the Company and its subsidiaries with a view toward providing the executive officers and employees a stake in the Company’s future and compensation directly aligned with the creation of stockholder value. The Compensation Committee may also issue stock options to attract new executive officers to the Company. The Compensation Committee generally establishes the terms and conditions of such grants. Individual awards are determined based on a subjective assessment of individual performance, contribution and potential. In addition, the Compensation Committee retains the discretion to make individual grants that it deems appropriate under the circumstances, including to any or all of the Named Executive Officers.

Messrs. Arling and Lilleness and the Company’s chief financial officer are the trustees of the Company’s 401K and Profit Sharing Plan. No changes in the plan were made during 2004.

Perquisites. The Company offers very few perquisites or special benefits to executive officers. In general, the Compensation Committee believes that the benefits offered are less than those offered at typical companies of similar size and are not material when considering total compensation.

Deductibility. The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), will limit the deductibility of compensation expected to be paid by the Company during 2005. Section 162(m) generally limits the deductibility for federal tax purposes of certain types of executive compensation in excess of $1.0 million dollars per year. The Compensation Committee will continue, however, to evaluate the impact of Section 162(m) of the Code and any such other provisions and take any action deemed appropriate to maximize the deductibility for federal tax purposes of all elements of compensation. The Company, however, may from time to time pay or award compensation to its executive officers that may not be deductible. Further, because of the ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the efforts of the Company in this area, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

It is the view of the Compensation Committee that the compensation programs of the Company are well structured to encourage the attainment of objectives, offer opportunities for a total level of compensation that is consistent with other companies of similar size, and foster a stockholder perspective in management. The Compensation Committee believes that the overall levels of compensation provided by these programs are fair and appropriate for the year just ended and that they serve stockholders’ long-term interests.

Compensation Committee of the Board of Directors

J.C. Sparkman – Chairman
Bruce A. Henderson

Performance Chart

The following line graph compares the cumulative total stockholder return with respect to Company Common Stock versus the cumulative total return of the Company’s Peer Group Index (the “Peer Group Index”) and the NASDAQ Composite Index (the “NASDAQ Composite Index”) for the five (5) year period ended December 31, 2004. The graph and table assume that $100 was invested on December 31, 1999 in each of Company Common Stock, the Peer Group Index and the NASDAQ Composite Index and that all dividends were reinvested (although no dividends were declared on Company Common Stock during the period). The graph depicts year-end values based on actual market value increases and decreases relative to the initial investment of $100, based on information provided for each calendar year by the NASDAQ Stock Market and the New York Stock Exchange.

The Company believes that the information provided in this performance chart has only limited relevance to an understanding of the Company’s compensation policies during the indicated periods and does not reflect all matters appropriately considered by the Company in developing its compensation strategy. This information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of future price performance.

Comparison of Stockholder Returns Among Universal Electronics Inc.,
the Peer Group Index(1) and the NASDAQ Composite Index

12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Universal Electronics Inc.	$100	$67	$75	$42	$55	$77
Peer Group Index	$100	$92	$93	$115	$90	$278
NASDAQ Composite Index	$100	$61	$48	$33	$49	$53

(1)	Companies in the Peer Group Index are as follows: Harman International Industries, Inc.; Koss Corporation; Boston Acoustics Inc.; Interlink Electronics; and AMX Corporation. Recoton Corporation, which was included in the Peer Group Index in prior years, was not included in the Peer Group Index for the disclosure above. On April 8, 2003 Recoton Corporation and its wholly-owned subsidiaries filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The terms of the Bankruptcy required Recoton to sell its remaining businesses and all related assets.

Equity Compensation Plan Information

The table below summarizes the Company’s equity compensation plans, as in effect at December 31, 2004.

Equity Compensation Plan Information

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	Securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by security holders	1,453,996	$13.22	468,500
Equity compensation plans not approved by security holders	1,585,053	$12.33	76,122

Total	3,039,049	$12.79	544,622

PROPOSAL TWO: APPOINTMENT OF AUDITORS

The Board of Directors, acting on the recommendation of its Audit Committee, has appointed PricewaterhouseCoopers LLP (“PwC”), a firm of independent registered public accountants, as auditors, to examine and report to the Board and to the Company’s stockholders on the consolidated financial statements of the Company and its subsidiaries for 2005. The Board of Directors is requesting stockholder ratification of such appointment. Representatives of PwC will be present at the Annual Meeting, will be given an opportunity to make a statement, and will respond to appropriate questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the appointment of PwC as the Company’s independent registered public accountants. If the stockholders of the Company reject the nomination, the Board of Directors will reconsider its selection.

Vote Required

The ratification of the Board of Directors’ appointment of PwC as the Company’s independent registered public accountants for 2005 requires an affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
A VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

Stockholder Proposals for 2005 Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors a proposal to be considered for submission to the Annual Meeting of Stockholders to be held in 2006. A stockholder proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630 and must be received no later than January 11, 2006. Any such notice shall set forth: (a) the name and address of the stockholder and the text of the proposal to be introduced; (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice; and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Proxy holders will use their discretion in voting proxies with respect to any stockholder proposal properly presented from the floor and not included in the Proxy Statement for the 2006 Annual Meeting, unless specific voting instructions are received with respect to any such proposal by April 1, 2006.

Solicitation of Proxies

Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by directors, officers and other employees of the Company not specifically employed for this purpose. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the National Association of Securities Dealers, Inc., for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

Form 10-K Annual Report

Stockholders may obtain a copy of the Company’s 2004 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, with or without exhibits, by addressing a request to Investor Relations, Universal Electronics Inc., 6101 Gateway Drive, Cypress, California 90630. A charge equal to the reproduction cost will be made if exhibits are requested.

By Order of the Board of Directors

Richard A. Firehammer, Jr.

Senior Vice President, General Counsel and
Secretary

April 28, 2005

Appendix A

UNIVERSAL ELECTRONICS INC.
BY-LAWS, ARTICLE IV

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

Subject to the rights of’ holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty {120) days in advance of the date of the Proxy Statement released to stockholders in connection with the previous year’s annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, a reasonable time in advance of the meeting. For purposes of this Section, a “reasonable time in advance of the meeting” is at least fifteen (15) days before the date that the Proxy Statement in connection with such meeting is to be mailed to the stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person and persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or at the meeting to nominate the by proxy person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Appendix B

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and while management has the primary responsibility for the financial statements and the reporting process, the Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles, in all material respects.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the Company’s audited financial statements for the year ended December 31, 2004. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee has received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. Finally, the Audit Committee has considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the registered public accountants’ independence.

Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the financial statements of the Company for the year ended December 31, 2004 as presented to the Audit Committee be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated there under.

Audit Committee of the Board of Directors

Bruce A. Henderson — Chairman
William C. Mulligan
J.C. Sparkman

☐	Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Class I Director to serve until the next Annual
Meeting of Stockholders to be held in 2006

	For	Withhold
01 — Paul D. Arling	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Ratification of the appointment of	☐	☐	☐
PricewaterhouseCoopers LLP, a firm of Independent Registered Public Accountants, as the Company’s auditors for the year ending December 31, 2005.

To consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Universal Electronics Inc.

Meeting Details

6101 Gateway Drive, Cypress, California 90630
Notice of Annual Meeting of Stockholders to be held on Wednesday, June 15, 2005

The undersigned hereby appoints Paul D. Arling and Robert P. Lilleness and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of common stock of Universal Electronics Inc. held of record by the undersigned on April 15, 2005 at the Annual Meeting of Stockholders to be held on Wednesday, June 15, 2005 or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE OF THIS CARD. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS AND TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.